Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated February 21, 2025, relating to the financial statements of the Double or Nothing, LLC as of and for the years ended December 31, 2023 and 2022 included in this Amended Current Report on Form 8-K/A of Agrify Corporation.

/s/ GuzmanGray

Costa Mesa, California
February 25, 2025